UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2019

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
(818) 878-7900
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2019, ASGN Incorporated (the “Company”) (i) closed its previously announced offering of $550 million in aggregate principal amount of 4.625% senior notes due 2028 (the “Senior Notes”) and (ii) entered into the Sixth Amendment (the “Sixth Amendment”) to its Second Amended and Restated Credit Agreement dated as of June 5, 2015, among the Company, each lender party thereto, and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or modified prior to the Sixth Amendment, the “Credit Agreement” and as amended by the Sixth Amendment, the “Amended Credit Agreement”), each as described in more detail below.

After the payment of fees and expenses in connection with the Senior Notes offering and the Sixth Amendment, the Company intends to use the remaining proceeds from the Senior Notes offering to (i) repay all outstanding loans under the Company’s revolving credit facility, (ii) repay all outstanding loans under the Company’s term loan facility due 2022, and (iii) repay a portion of the outstanding loans under the Company’s term loan facility due 2025.

Senior Notes Indenture

On November 22, 2019, in connection with the closing of its Senior Notes offering, the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, entered into an indenture (the “Senior Notes Indenture”) relating to the Senior Notes.

Pursuant to the Indenture, the Senior Notes will bear interest at the rate of 4.625% per annum, payable on May 15 and November 15 of each year beginning on May 15, 2020. The Senior Notes will mature on May 15, 2028. Prior to November 15, 2022, the Company may redeem up to 40% of the original aggregate principal amount of the Senior Notes from the proceeds of certain equity offerings at a redemption price equal to 104.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption. The Company may redeem some or all of the Senior Notes, at any time prior to May 15, 2023, at a price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium described in the Senior Notes Indenture. In addition, on or after May 15, 2023, the Company may redeem some or all of the Senior Notes at any time at the redemption prices specified in the Senior Notes Indenture, plus any accrued and unpaid interest to the date of redemption. The Company is required to offer to purchase the Senior Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if specified change in control events occur.

The Senior Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior indebtedness and senior to its future subordinated indebtedness. The Senior Notes are unconditionally guaranteed by certain of the Company’s existing and future direct and indirect domestic restricted subsidiaries. The guarantees are unsecured and rank senior to all of the existing and future subordinated indebtedness of such guarantors and rank equally in right of payment with all existing and future liabilities of such guarantors that are not so subordinated. The Senior Notes and the guarantees are effectively subordinated to the Company’s existing and future secured indebtedness (including the secured indebtedness under the Amended Credit Agreement) to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated to all of the liabilities of any of the Company's subsidiaries that do not guarantee the notes.

If an event of default as defined in the Senior Notes Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 35% in aggregate principal amount of the outstanding Senior Notes may declare all the outstanding Senior Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Senior Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Senior Notes.

The Senior Notes Indenture contains covenants that limit, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell certain assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create certain liens;

•	merge, consolidate or sell substantially all of the Company’s assets; or

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications and many of these covenants will not be applicable during any period of time when the Senior Notes have an investment grade rating.

The Senior Notes were sold in private offerings in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Senior Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the Senior Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Sixth Amendment

On November 22, 2019, the Company entered into the Sixth Amendment to its Credit Agreement, which amends the Credit Agreement, among other things to provide for (i) an increase in the aggregate commitments available under the revolving credit facility from $200.0 million to $250.0 million, (ii) an extension of the maturity date for the revolving credit facility from April 2023 to November 2024, (iii) an amendment to make the existing maximum ratio of consolidated secured debt to consolidated EBITDA covenant a “springing” covenant, applicable only when revolving loans, swing line loans or letters of credit issued under the Amended Credit Agreement are outstanding (other than undrawn letters of credit up to $20.0 million, cash collateralized letters of credit, or revolving loans in an aggregate amount not to exceed $10.0 million that are issued to reimburse lenders for draws on any letter of credit and which remain outstanding for no more than 5 business days), (iv) a decrease in the applicable margin for the term loans due 2025 by 25 basis points, from 2.00% to 1.75% per annum for Eurodollar rate loans and from 1.00% to 0.75% per annum for base rate loans, and (v) a provision that, if the Company refinances or otherwise completes a transaction that lowers the effective yield on the term loans due 2025 at any time during the six-month period beginning on November 22, 2019, the Company will be required to pay a fee to the holders of such term loans in an amount equal to 1.00% of the principal amount of the term loans subject to such refinancing or other transaction.

The Sixth Amendment also provides that as a result of the application of prepayments to the term loans due 2025 on or prior to November 22, 2019, that no required minimum payments are due with respect to the term loans due 2025 until its maturity date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: November 22, 2019	/s/Jennifer Hankes Painter
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary